Exhibit 10.15 - Lease Agreement with JWL Properties, LLC

                                LEASE AGREEMENT

SHOPPING CENTER:  PEACHTREE CENTRE

LOCATION:         NEW ALBANY, INDIANA

LANDLORD:         JWL PROPERTIES LLC

TENANT:           COMMUNITY BANK SHARES


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
Article I. GRANT AND TERM....................................................    12

         Section 1.01 - Premises:............................................    12

         Section 1.02 - Site Plan:...........................................    12

         Section 1.03 - Term:................................................    12

Article II. RENT.............................................................    12

         Section 2.01 - Minimum Rent:........................................    12

         Section 2.02 - Percentage Rent: - Intentionally Omitted.............    12

         Section 2.03 - Gross Sales Defined:.................................    12

         Section 2.04 - Tenant's Books and Records:..........................    12

         Section 2.05 - Payments by Tenant:..................................    12

         Section 2.06 - Security Deposit:....................................    12

         Section 2.07 - Late Charge:.........................................    12

         Section 2.08 - Returned Checks:.....................................    12

Article III. PREPARATION OF PREMISES.........................................    12

         Section 3.01 - Landlord's Work:.....................................    12

         Section 3.02 - Delivery Date:.......................................    12

         Section 3.03 - Tenant's Work:.......................................    12

         Section 3.04 - Alterations by Tenant:...............................    12

         Section 3.05 - Remodel:.............................................    12

Article IV. CONDUCT OF BUSINESS..............................................    12

         Section 4.01 - Use and Trade Name:..................................    12

         Section 4.02 - Operation of Business:...............................    12

         Section 4.03 - Utilities:...........................................    12

         Section 4.04 - Sprinkler Charge:....................................     7

         Section 4.05 - Sign:................................................    12

         Section 4.06 - Tenant's Warranties:.................................    12

         Section 4.07 - Legal Requirements:..................................    12

         Section 4.08 - Competition:.........................................     9

         Section 4.09 - Hazardous Materials:.................................    12

         Section 4.10 - Relocation:..........................................    12

Article V. COMMON AREA.......................................................    12

         Section 5.01 - Definition:..........................................    12

         Section 5.02 - Use:.................................................    12

         Section 5.03 - Common Area Expenses:................................    12

Article VI. REPAIRS AND MAINTENANCE..........................................    12

         Section 6.01 - Landlord's Obligations:..............................    12

         Section 6.02 - Tenant's Obligations:................................    12

Article VII. REAL ESTATE TAXES...............................................    12

         Section 7.01 - Liability:...........................................    12

         Section 7.02 - Method of Payment:...................................    12


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
Article VIII. INSURANCE......................................................    12

         Section 8.01 - Landlord's Obligations:..............................    12

         Section 8.02 - Tenant's Contribution Towards Landlord's Insurance:..    12

         Section 8.03 - Tenant's Obligations:................................    12

         Section 8.04 - Covenants to Hold Harmless:..........................    12

         Section 8.05 - Liability of Landlord to Tenant:.....................    12

Article IX. DESTRUCTION OF PREMISES..........................................    12

         Section 9.01 - Continuance of Lease:................................    12

         Section 9.02 - Reconstruction; Rent Abatement:......................    12

Article X. CONDEMNATION......................................................    12

         Section 10.01 - Eminent Domain:.....................................    12

Article XI. ASSIGNING, SUBLETTING AND ENCUMBERING LEASE......................    12

         Section 11.01 - Assigning, Subletting and Encumbering Lease:........    12

Article XII. SUBORDINATION AND FINANCING.....................................    12

         Section 12.01 - Subordination:......................................    12

         Section 12.02 - Attornment:.........................................    12

         Section 12.03 - Financing:..........................................    12

         Section 12.04 - Estoppel:...........................................    12

Article XIII. DEFAULTS.......................................................    12

         Section 13.01 - Events of Default:..................................    12

         Section 13.02 - Landlord's Remedies:................................    12

         Section 13.03 - Additional Remedies and Waivers:....................    12

         Section 13.04 - Default by Landlord:................................    12

Article XIV. BANKRUPTCY OR INSOLVENCY........................................    12

         Section 14.01 - Tenant's Interest Not Transferable:.................    12

         Section 14.02 - Landlord's Option to Terminate:.....................    12

         Section 14.03 - Tenant's Obligation to Avoid Creditors' Proceedings:    12

         Section 14.04 - Application of Bankruptcy Proceeds:.................    12

         Section 14.05 - Bankruptcy:.........................................    12

Article XV. RIGHT OF ACCESS..................................................    12

         Section 15.01 - Right of Access:....................................    12

Article XVI. DELAYS..........................................................    12

         Section 16.01 - Delays:.............................................    12

Article XVII. END OF TERM....................................................    12


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
         Section 17.01 - Return of Premises:.................................    12

         Section 17.02 - Holding Over:.......................................    12

Article XVIII. COVENANT OF QUIET ENJOYMENT...................................    12

         Section 18.01 - Covenant of Quiet Enjoyment:........................    12

Article XIX. MISCELLANEOUS...................................................    12

         Section 19.01 - Interpretation:.....................................    12

         Section 19.02 - Notice:.............................................    12

         Section 19.03 - Applicable Laws:....................................    12

         Section 19.04 - Successors:.........................................    12

         Section 19.05 - Limitation on Landlord's Personal Liability:........    12

         Section 19.06 - Brokers:............................................    12

         Section 19.07 - Landlord Assignment:................................    12

         Section 19.08 - Relationship of the Parties:........................    12

         Section 19.09 - Waiver of Right of Redemption:......................    12

         Section 19.10 - Waiver of Jury Trial:...............................    12

         Section 19.11 - Invalidity of Particular Provisions:................    12

         Section 19.12 - Strict Performance:.................................    12

         Section 19.13 - Tenants' Association:...............................    12

         Section 19.14 - Financial Disclosures:..............................    12

         Section 19.15 - Execution in Counterparts:..........................    12

         Section 19.16 - Execution of Lease by Landlord:.....................    12

         Section 19.17 - Security Agreement:.................................    12

         Section 19.18 - Effect of Captions:.................................    12

         Section 19.19 - Recording:..........................................    12

         Section 19.20 - Confidentiality:....................................    12

EXHIBIT A -  SITE PLAN.......................................................   A-1

EXHIBIT B -  LANDLORD'S WORK.................................................   B-1

EXHIBIT C - TENANT'S WORK....................................................   C-1

CONSTRUCTION ALLOWANCE RIDER.................................................     1

GUARANTY OF LEASE............................................................     2


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                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease") is made as of the _______day of June, 2003, by and between JWL PROPERTIES LLC, a Kentucky Limited Liability Company ("Landlord"), with its principal office at 3211 Grant Line Road, Suite 7, New Albany, Indiana, 47150, and COMMUNITY BANK SHARES OF INDIANA INC, an Indiana corparation ("Tenant"), with its principal office at 101 W Spring St. New Albany Indiana 47150.

                                 GRANT AND TERM

Premises:

      Landlord hereby leases to Tenant for the term and upon the covenants hereinafter set forth, approximately 2,000 square feet of ground floor area plus two drive through lanes with canopy ("Premises") in the shopping center, designated as Peachtree Centre, or by such other name as Landlord may, from time to time hereafter designate ("Shopping Center"). The Premises are cross-hatched on the site plan of the Shopping Center, attached hereto and made a part hereof as Exhibit "A". The exact square footage in the Premises shall be determined by Landlord's architect. Such square footage shall be measured from the mid-line of interior walls and the exterior part of exterior walls, and shall include the totality of the area within such boundaries, including any mezzanines. The certificate of Landlord's architect as to square footage shall be binding upon both parties hereto. In the event the square footage, as determined by Landlord's architect, differs from the square footage set forth above, the Minimum Rent to be paid by Tenant as set forth in Article II shall be adjusted after the exact square footage is determined by multiplying the square footage by the amount(s) per square foot as set forth in Section 2.01 of this Lease, and the respective Break Point(s) shall be adjusted accordingly.

Site Plan:

      Exhibit "A" sets forth the planned general layout of the Shopping Center. Landlord does not warrant or represent that the Shopping Center will be or has been constructed exactly as shown thereon or that it will be completed by a specific date. Indeed, in the event that Landlord should elect not to construct the Shopping Center for any reason whatsoever, Landlord may terminate this Lease by written notice to Tenant provided on or before April 30, 2004. In any event, Landlord may change or alter any of the stores, Common Areas (herein defined) or any other aspect of the Shopping Center, or may sell or lease any portions of the Shopping Center all without the consent of or notice to Tenant. This Lease is subject to all applicable building restrictions, planning and zoning ordinances, governmental rules and regulations, and all other encumbrances, restrictions and easements affecting the Shopping Center and the terms and provisions of certain declarations, reciprocal easement and operating agreements now or hereafter affecting the Shopping Center.

Term:

      The term of this Lease shall be for a period of ten (10) Lease Years commencing on (i) the expiration of a thirty (30) day period (the "Fixturing Period") after the "Delivery Date" (herein defined) or, (ii) the date on which Tenant shall open for business at all or any part of the Premises, whichever occurs first ("Term Commencement Date"), and expiring midnight on the last day of the month in which the tenth (10th) anniversary of the Term Commencement Date occurs, unless sooner terminated in accordance with the provisions hereof ("Expiration Date"). The term "Lease Year" as used in this Lease shall be defined to mean each successive twelve (12) month period commencing on the Term Commencement Date. If the term commences on a day other than the first day of the month, then the first Lease Year shall be extended for such a fractional month. All subsequent Lease Years shall continue for twelve (12) calendar months thereafter, except that the last Lease Year shall terminate on the date this Lease is terminated. Within thirty (30) days after the Term Commencement Date, Landlord and Tenant shall enter into a supplemental agreement prepared by Landlord which affirms the Delivery Date, Term Commencement Date, and the Expiration Date.

                                      RENT

Minimum Rent:

      Commencing on the Term Commencement Date and continuing during the entire term of this Lease, Tenant shall pay annual "Minimum Rent" for the Premises payable to Landlord, without demand, deduction, set-off or counterclaim, in equal installments ("Monthly Minimum Rent") in advance, on or before the first
(1st) day of each month, as follows:

      LEASE YEARS            ANNUAL RENT      MONTHLY RENT
      -----------            -----------      ------------

      1-5                    $79,200.00          $6,600.00
      6-10                   $87,120.00          $7,260.00


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      The first installment of Minimum Rent shall be paid upon the Term
Commencement Date. If the Term Commencement Date occurs on other than the first
(1st) day of a month, Minimum Rent shall be prorated on a daily basis on the basis of a thirty (30) day month.

Percentage Rent: - Intentionally Omitted.

Gross Sales Defined:-Intentionally Omitted

Tenant's Books and Records:-Intentionally Omitted

Payments by Tenant:

      Throughout the term of this Lease, Tenant shall pay to Landlord, without demand, deductions, set-offs or counterclaims, the rent, which is hereby defined as the sum of the Minimum Rent and all Additional Rent, when and as the same shall be due and payable hereunder. Unless otherwise stated, all sums of money or charges payable to Landlord from Tenant by this Lease, other than Minimum Rent, are defined as "Additional Rent" and are due ten (10) days after the rendering of an invoice therefore, without any deductions, set-offs or counterclaims, and failure to pay such charges carries the same consequences as Tenant's failure to pay Minimum Rent. All payments and charges required to be made by Tenant to Landlord hereunder shall be payable in coin or currency of the United States of America, at the address indicated herein. No payment to or receipt by Landlord of a lesser amount than that then amount required to be paid hereunder shall be deemed to be other than on account of the earliest amount of such obligation then due hereunder. No endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant hereunder. In the event Landlord bills Tenant for any charge hereunder and within ninety (90) days of receipt of the same Tenant does not provide Landlord with notice that it disputes such charge, then Tenant waives any further right to dispute such charge and that charge shall automatically become an account stated between Landlord and Tenant.

Security Deposit:

      Tenant, concurrently with the execution of this Lease, shall deposit with Landlord the sum of Thirteen Thousand Two Hundred and 00/100 Dollars ($13,200.00), which sum shall be held by Landlord as security against a Default by Tenant, pursuant to the terms of this Lease. The deposit (which shall not bear interest to Tenant) may be applied by Landlord in order to cure any Default. The deposit shall be returned to Tenant by the Landlord, after deducting therefrom any sums owed to Landlord, pursuant to provisions of this Lease, upon the termination of this Lease, provided such termination is not caused by Tenant. A mortgagee in possession of the Premises, or any interest therein, through public or private foreclosure or the acceptance of a deed in lieu thereof, shall have no liability to Tenant for return of all or any portion of the deposit, unless, and then only to the extent that, such mortgagee has acknowledged receipt of all or any portion of Tenant's deposit. In the event Landlord applies the deposit in whole or in part against a Default by Tenant, Tenant shall, upon demand by Landlord, deposit sufficient funds to maintain the deposit in the initial amount. Failure of Tenant to deposit additional funds as security shall constitute a Default hereunder and entitle Landlord to avail itself of the remedies as provided in this Lease for non-payment of Minimum Rent by Tenant. Upon the expiration of the term hereof, Landlord shall retain the deposit, or so much as has not been applied in accordance with the provisions hereof, until such time as all of Tenant's obligations to pay any Additional Rent have been fully paid and satisfied.

Late Charge:

      In the event any sums required hereunder to be paid are not received by Landlord on or before the date the same are due, then, Tenant shall immediately pay, as Additional Rent, a service charge equal to the greater of One Hundred Dollars ($100.00), or ten percent (10%) of the past due sum. In addition, interest shall accrue on all past due sums at an annual rate equal to the greater of one and one-half percent (1 1/2%) per month, or three percent (3%) in excess of the prime rate of interest announced from time to time by Keybank National Association, or its successor institution, but not in excess of the maximum legal rate. Such interest shall also be deemed Additional Rent. Notwithstanding this service and interest charge, Tenant shall be in Default if all payments required to be made by Tenant are not made at or before the times herein stipulated. Notwithstanding the foregoing, this Section 2.07 shall be inapplicable each Lease Year until Landlord shall have provided Tenant with one
(1) written notice of such delinquent payment and a five (5) day opportunity to cure. Thereafter, no notice shall be required for the remainder of that Lease Year, regardless of whether Tenant cures within the aforesaid five (5) day cure period.

Returned Checks:

      In the event that Tenant's check for rents and charges is returned for any reason, Tenant agrees to pay Landlord the sum of Fifty Dollars ($50.00) as a handling charge in addition to any applicable late charge. Returned checks must be redeemed by


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cashier's check. In the event more than one check is returned, Tenant agrees to pay all subsequent rents and charges by cashier's check.

                             PREPARATION OF PREMISES

Landlord's Work:

      Landlord, at its expense, shall construct the Premises substantially in accordance with the work described in Exhibit "B" ("Landlord's Work"). All other work done by Landlord at Tenant's request shall be at Tenant's expense and shall be paid for by Tenant depositing with Landlord, prior to the commencement of such other work, a sum equal to the cost for such work, as reasonably estimated by Landlord. Upon completion thereof, appropriate adjustment shall be made between Landlord and Tenant based upon the actual cost of the work. The opening by Tenant of Tenant's business in the Premises shall constitute an acknowledgment by Tenant that Landlord has sufficiently performed all of Landlord's Work.

Delivery Date:

      Landlord shall give Tenant written notice of not less than ten (10) days of the date on which Landlord's Work will be substantially completed and the Premises will be available to Tenant for the performance of Tenant's Work. Tenant agrees to take physical possession of the Premises and begin its work under Section 3.03 on the date Landlord tenders possession of the Premises to Tenant. The date on which the Premises are made available to Tenant shall be the "Delivery Date", and from and after the Delivery Date Tenant agrees to diligently perform Tenant's Work to completion. If the Premises are not delivered to Tenant within twenty-four (24) months from the date of this Lease, Landlord and Tenant shall have the option, to terminate this Lease upon prior written notice to the other party and, in such event, this Lease shall thereafter be null and void and of no further force or effect, and any money or security deposited hereunder shall be returned to Tenant and thereafter neither party shall have any further liability to the other, either for damages or otherwise, by reason of such termination as though this Lease had not been executed in the first instance. Under no circumstances shall Landlord be liable to Tenant in damages for any delay in commencing or completing the Premises, or for a total failure to complete same or for a failure to deliver same.

      Tenant hereby expressly agrees that the entry or occupancy of the Premises by Tenant or Tenant's agents or contractors prior to the date herein fixed for the Term Commencement Date shall be governed by and shall be subject to all of the terms and provisions of this Lease, and Tenant shall observe and perform all its obligations under this Lease, including, without limitation, its obligation to pay charges for temporary utilities, insurance, and other charges pursuant to the provisions of Exhibit "C", but excepting its obligations to pay Minimum Rent, Common Area Expenses, Taxes, Insurance, and charges for the Fund, from the date upon which the Premises are made available to Tenant for its work (or from the date when Tenant commences to perform Tenant's Work, if earlier) until the Term Commencement Date.

Tenant's Work:

      Other than work done pursuant to Section 3.01, all work is to be performed by Tenant at its expense ("Tenant's Work") in accordance with Exhibit "C", attached hereto and made a part hereof and in accordance with the provisions hereof. All entry into the Premises and work done by Tenant shall be at Tenant's risk. Tenant shall prepare and submit to Landlord store design and working drawings of Tenant's Work with respect to the Premises within thirty (30) days after the date of this Lease. In the event Tenant's plans and specifications, in the sole judgment of Landlord or Landlord's architect, are incomplete, inadequate or inconsistent with the terms of this Lease and/or do not conform to the standards of design, motif, decor and quality established or adopted by Landlord and/or would tend to create an imbalance with or be incompatible with adjoining premises, and/or would subject Landlord to additional costs or expenses in the performance of Landlord's Work, and/or would provide for or require any installation or work which is or might be unlawful or create an unsound or dangerous condition or adversely affect the structural soundness of the Premises or the building of which the same forms a part, and/or would interfere with the use and enjoyment of any adjoining space in the building in which the Premises are located, then, in the event Landlord determines that Landlord and Tenant are unable to agree upon store design drawings and/or working drawings, Landlord shall have the option, upon ten (10) days' written notice to Tenant to declare this Lease null and void and of no further force and effect, in which event this Lease shall terminate. All work performed by Tenant shall be subject to Landlord's prior written approval and shall be in accordance with good construction practices, all applicable laws, codes, ordinances, regulations, and insurance requirements and Landlord's reasonable rules and regulations. No material deviations from the final plans and specifications, once approved by Landlord, shall be permitted. Landlord's review of Tenant's plans and specifications shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, and shall in no event create an express or implied confirmation that Tenant's design and/or working drawings have been prepared in accordance with the requirements of applicable laws, codes, ordinances and regulations. Further, Landlord shall have no responsibility or liability for any loss or damage to any property belonging to Tenant. Tenant agrees to pay for all the utilities used or consumed in the Premises by Tenant on and after the Delivery Date. Tenant shall obtain, at Tenant's sole expense, all certificates and approvals which may be necessary so that a certificate of occupancy for the Premises may be issued. Copies of all such certificates shall be delivered to Landlord prior to Tenant commencing Tenant's Work. Upon the issuance of the


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certificate of occupancy, a copy thereof shall be immediately delivered to
Landlord. Except for Landlord's Work, Tenant shall ready the Premises for the opening of Tenant's business by the Term Commencement Date.

Alterations by Tenant:

      Tenant may not make any exterior, structural or mechanical alterations to the Premises without the prior written consent of Landlord. In addition, Tenant shall not make any interior alterations, except for alterations to the decor of the Premises provided such alterations affect color or merchandising aspects of the interior only, without giving prior written notice to Landlord and Landlord giving Tenant its written consent therefore. Any such alterations shall be performed in a good and workmanlike manner and in accordance with applicable legal and insurance requirements and the terms and provisions of this Lease.

      In the event that any mechanic's lien is filed against the Premises or Shopping Center as a result of any work or act of Tenant, Tenant, at its expense, shall discharge or bond off the same within ten (10) days from the filing thereof. If Tenant fails to discharge said mechanic's lien, Landlord may bond or pay without inquiring into the validity of merits of such lien and all sums so advanced shall be paid to Landlord as Additional Rent.

      Prior to the commencement of any work by Tenant, Tenant shall obtain public liability and workmen's' compensation insurance to cover every contractor to be employed by Tenant, and shall deliver duplicate originals of all certificates of such insurance to Landlord for written approval.

      If, in an emergency, it shall become necessary to make repairs required to be made by Tenant, Landlord may reenter the Premises and proceed to have such repairs made and pay the costs thereof. Tenant shall pay Landlord the costs of such repairs as Additional Rent.

Remodel:

      During the term of this Lease, Tenant agrees to refurbish (carpet, paint, replace fixtures, etc.) the Premises as needed and required in order to maintain a first class operation. All such work shall be carried out in accordance with the provisions of this Lease, including the provisions of this Lease governing construction of the Premises.

                               CONDUCT OF BUSINESS

Use and Trade Name:

      Tenant shall use and occupy the Premises for the following purpose only, and for no other purpose whatsoever: A branch bank and financial center.

      If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Premises, or if a failure to procure such a license or permit might or would in any way adversely affect Landlord or the Shopping Center, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such a license or permit and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the requirements of each such license or permit.

Operation of Business:-Intentionally deleted

Utilities:

      Tenant, at its expense, shall arrange for and pay all costs of the charges for all utilities and services provided or used in or at the Premises, commencing with the Delivery Date and throughout the term of this Lease. Tenant shall pay directly to the public utility companies the cost of any installation not included in Landlord's Work of any and all such utility services. In the event that Landlord supplies or pays for any such utilities, then as Additional Rent, Tenant shall reimburse Landlord for the same. In the event, for any reason whatsoever, any particular utility is not separately metered, then, and in that event, Tenant shall be responsible for its share based upon the formula that Landlord, in its reasonable discretion, deems appropriate. Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims arising from the installation and maintenance of such utility services and from all costs and charges for utilities consumed on or by the Premises. Landlord shall not be liable to Tenant for damages or otherwise (i) if any utilities shall become unavailable from any public utility company, public authority or any other person or entity supplying or distributing such utility, or (ii) for any interruption in any utility service (including, but without limitation, any heating, ventilation or air conditioning) caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a default, termination or an eviction.


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      The parties hereto acknowledge that energy shortages in the region in which the Shopping Center is located may, from time to time, necessitate reduced or curtailed operation of the Shopping Center and the business conducted by Tenant in the Premises. Tenant agrees to and shall comply with such rules and regulations as may be promulgated from time to time by Landlord with respect to energy consumption, provided that the same apply uniformly to all tenants in the Shopping Center, and during such periods of time when, in the opinion of Landlord, energy shortages so dictate, Tenant shall reduce or curtail business operations in the Premises as shall be directed by Landlord. Compliance with such rules and regulations and such reduction or curtailment of business operations shall not constitute a breach of Landlord's covenant of quiet enjoyment, nor shall the same constitute an actual or constructive eviction of Tenant, or otherwise invalidate or affect this Lease, and Tenant shall not be entitled to any diminution, reduction or abatement of rent during periods of reduction or curtailment of business operations.

Intentionally Deleted

Sign:

      Tenant shall install and maintain a sign affixed to the exterior of the Premises in a location and size designated by Landlord, subject to the prior written approval, which shall not be unreasonably withheld, of Landlord. Notwithstanding Landlord's approval and/or the terms of this Lease, Tenant's sign shall conform to all applicable legal, quasi-legal (e.g. deed restrictions, reciprocal easement agreements, and the like), and insurance requirements and limitations. Tenant shall pay for all costs in connection with such sign and shall be responsible for the cost of proper installation and removal thereof and any damage caused to the Shopping Center and/or Premises thereby. In the event Landlord deems it necessary to remove such sign, then Landlord shall have the right to do so, provided, however, Landlord shall replace said sign as soon as practicable at Landlord's sole cost. No additional signs, which can be seen from the exterior of the Premises, shall be installed or displayed in, on or about the Premises without the prior written consent of Landlord. Any interior signs must be tasteful and shall be prepared in a professional manner (not hand-lettered). Any sign or display visible from the exterior of the Premises which does not meet the above criteria may be removed at any time by Landlord without incurring any liability therefore.

Tenant's Warranties:

      Tenant warrants, represents, covenants and agrees to and with Landlord, that throughout the term hereof it shall: (i) keep the Premises and any platform or loading dock used by Tenant in a neat and clean condition, (ii) pay, before delinquent, any and all taxes, assessments and public charges imposed upon Tenant's business or fixtures, and pay when due all fees of similar nature,
(iii) observe all rules and regulations established by Landlord for tenants in the Shopping Center, (iv) observe all restrictive covenants of record which are applicable to the Shopping Center, provided the same do not prohibit Tenant's permitted use of the Premises, (v) not use the parking areas or sidewalks or any space outside the Premises for display, sale, storage, or any other similar undertaking, (vi) not use any advertising medium or sound devices inside the Premises which may be heard outside the Premises, or permit any objectionable odors to emanate from the Premises, (vii) keep the Premises sufficiently heated to prevent freezing of water in pipes and fixtures in and about the Premises,
(viii) keep the temperature within the Premises at such levels as may be required by any federal, state or local laws, ordinances or regulations, (x) employ only such labor in the performance of any work in and about the Premises as will not cause any conflict or controversy with any labor organization representing trades performing work for Landlord, its contractors or subcontractors, (xi) not conduct any auction, distress, fire or bankruptcy sale (whether real or fictitious) or conduct the type of business commonly referred to as "discount" or "cut-price", (xii) not use or permit the use of any part of the Premises for the sale, rental, display or operation of amusement, electronic, video machines, games, cassettes or devices without the prior written consent of Landlord or allow the sale or offering of any lottery or raffle tickets or permit any form of games of chance or gambling, in any form, without such similar consent, (xiii) not allow the operation of any coin operated or vending machine in the Premises, except in areas reserved solely for the use of Tenant's employees, (xiv) conduct its sales practices consistent with the standards and practices generally acceptable in first-class retail shopping centers, display and sell only first-quality merchandise in the Premises, and conduct its business in the Premises in a lawful manner and in good faith, (xv) not do any act tending to injure the reputation of the Shopping Center as determined by Landlord, and (xvi) not commit or suffer to be committed any waste upon the Premises, not place a load upon any floor of the Premises which exceeds the floor load per square foot area which such floor was designated to carry, and not commit or suffer to be committed any nuisance or other act or thing which may disturb the quiet enjoyment of any other occupant or tenant of the Shopping Center.

Legal Requirements:

      Tenant shall at its own expense, comply with all laws, orders, ordinances and with directions of public officers thereunder, with all applicable Board of Fire Insurance Underwriters regulations and other requirements and with all notices from Landlord's mortgagee respecting all matters of occupancy, condition or maintenance of the Premises, whether such orders or directions shall be directed to Tenant or Landlord, and Tenant shall hold Landlord harmless from any and all costs or expenses on account thereof. Tenant shall procure and maintain all licenses and permits legally necessary for the operation of Tenant's business and allow Landlord to inspect them on request.


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Intentionally Deleted

Hazardous Materials:

      Tenant agrees that it will not use, permit, hold, release or dispose of any Hazardous Material (defined hereinafter) on, under or at the Premises or the Shopping Center and that it will not use or permit the use of the Premises or any other portion of the Shopping Center as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material, other than De Minimis Amounts. The term "De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials, that such level or quantity of Hazardous Materials in any given form or combination of forms (i) does not constitute a violation of any applicable law, and (ii) is customarily employed in, or associated with, similar shopping centers and operations such as that of Tenant. Tenant further agrees that it will not cause or allow any asbestos to be incorporated into any improvements or alterations which it makes or causes to be made to the Premises. Tenant hereby holds Landlord harmless from and indemnifies Landlord against any and all losses, liabilities, damages, injuries, costs, expenses, fines, penalties, and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against Landlord for, with respect to, or as a direct or indirect result of (i) a breach by Tenant of the foregoing covenants, or (ii) to the extent caused or allowed by Tenant or any agent, contractor, employee, invitee or licensee of Tenant, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, onto or into the Premises, the Shopping Center, the atmosphere, or any watercourse, body of water or groundwater, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material); and the provisions of and undertakings and indemnification set out in this paragraph shall survive the termination of this Lease, and shall continue to be the personal liability, obligation and indemnification of Tenant, binding upon Tenant, forever, subject to the applicable statute of limitations. The provisions of the preceding sentence shall govern and control over any inconsistent provision of this Lease. For purposes of this Lease, "Hazardous Material" means and includes any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material.

      The Premises shall not contain any Hazardous Material on the Delivery Date. If during Tenant's initial construction work in the Premises Tenant shall discover any Hazardous Material in the Premises which was not caused by Tenant or Tenant's agents, employees, or contractors, and which was present in the Premises prior to Tenant first occupying the Premises, then Tenant shall promptly notify Landlord and Landlord will diligently remove and dispose of such Hazardous Materials in compliance with all applicable laws and regulations.

Relocation:-Intentionally deleted

                                   COMMON AREA

Definition:

      The term "Common Areas" shall mean the interior and exterior areas and facilities within the Shopping Center, which are: (i) not leased to a tenant, or
(ii) by nature not leasable to a tenant for the purpose of the sale of merchandise or the rendition of services to the general public. Common Areas shall include but shall not be limited to all parking areas and facilities, roadways, driveways, entrances and exits, truck service ways and tunnels, utilities, water filtration and treatment facilities, retention ponds or basins located within or outside the Shopping Center, retaining and exterior walls, sidewalks, open and enclosed malls, outside courts, landscaped and planted areas, escalators, stairways, elevators, service corridors, service areas, loading docks, hallways, public restrooms, community rooms or areas, roofs, equipment, signs and any special services provided by Landlord for the common or joint use and benefit of all tenants in the Shopping Center, their employees, customers and invitees.

Use:

      During the term of this Lease Tenant is granted, subject to Landlord's reasonable rules and regulations promulgated by Landlord from time to time, the nonexclusive license to permit its customers and invitees to use the sidewalks, customer parking areas, the entrance and exit ways designated by Landlord for access and egress to and from the Premises from a public street or highway. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right, at any time and from time


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to time, without notice to or consent of Tenant, to change the size, location, elevation and nature of any of the stores in the Shopping Center or of the Common Areas, or any part thereof, including, without limitation, the right to locate and/or erect thereon kiosks, structures and other buildings and improvements of any type. Subject to any easements and restrictions of record granted or approved by Landlord from time to time, Common Areas shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right, at any time and from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect to the Common Areas and the use thereof. Tenant agrees to abide by and conform to such rules and regulations on notice thereof and to cause its permitted concessionaires, invitees and licensees and its and their employees and agents to do the same.

Common Area Expenses:

      Landlord agrees to maintain and keep in good service and repair the Common Areas. The manner in which such areas and facilities shall be maintained, managed and operated, and the expenditures therefore, shall be at the sole discretion of Landlord and the use of such areas and facilities shall be subject to such reasonable rules and regulations as Landlord shall make from time to time. Starting with the Term Commencement Date and continuing throughout the entire term of this Lease, Tenant shall pay Landlord, as Additional Rent, Tenant's proportionate share of the total costs and expenses incurred in operating, managing, maintaining, repairing, replacing, equipping, lighting, and providing sanitation and sewer and other services to the Shopping Center ("Common Area Expenses"). Tenant's proportionate share of Common Area Expenses shall be paid in advance, in equal monthly installments on or before the first day of each month. The manner in which said payment shall be used shall be within the sole reasonable discretion and control of Landlord. Common Area Expenses shall include, but not be limited to, the following costs and expenses:
(i) gas, electricity, water, sewer and other utility charges (including surcharges) of whatever nature, (ii) building personnel costs, including, but not limited to, salaries, wages, employment taxes, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other building personnel, (iii) costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, windows, janitorial and general cleaning, management fees and security services, (iv) all other maintenance and repair expenses (including those payable by Landlord under Section 6.01 hereof) and supplies which may be deductible for such calendar year in computing Federal income tax liability, (v) any other costs and expenses (i.e. items which are not capital improvements) incurred by Landlord in operating the Shopping Center, (vi) the cost of any additional services not provided to the Shopping Center at the Term Commencement Date but thereafter provided by Landlord in the prudent management of the Shopping Center, (vii) the cost of any capital improvements which are made by Landlord after completion of initial construction of the Shopping Center, provided, however, that the cost of each such capital improvements, together with any financing charges incurred in connection therewith, shall be amortized and/or depreciated over the useful life thereof and only that portion thereof attributable to such calendar year shall be included in the Common Area Expenses for such calendar year, (viii) deposits into reserve accounts for capital improvements. Common Area Expenses shall not include (aa) principal payments or interest payments on any mortgages, deeds of trust or other financing encumbrances, (bb) leasing commissions payable by Landlord, or (cc) deductions for depreciation of the improvements shown on Exhibit "A". Tenant's proportionate share of Common Area Expenses shall be calculated by multiplying Common Area Expenses by a fraction, the numerator shall be the total square footage of the Premises, and the denominator shall be the average total gross leased and occupied square footage in the Shopping Center for the applicable billing period. For the purpose of calculating Tenant's proportionate share of Common Area Expenses, the total number of square feet of constructed gross leased and occupied floor area in the Shopping Center shall never be less than eighty percent (80%) of the total number of square feet of constructed gross leasable floor area in the Shopping Center. Notwithstanding the above, in the event Landlord at any time determines that Tenant's proportionate share of Common Area Expenses exceeds the amount per square foot of the Premises as set forth in this Section 5.03, then Tenant, following a request from Landlord, shall commence to pay with the next monthly installment of rent due an amount sufficient to result in Tenant's paying its full proportionate share of Common Area Expenses. At the end of each calendar year, there shall be an adjustment if the amount paid by Tenant is less than Tenant's proportionate share actually incurred in that year.

                             REPAIRS AND MAINTENANCE

Landlord's Obligations:

      Subject to including the costs thereof in Common Area Expenses, Landlord shall keep in good repair the sewer and water lines outside the Premises and the structural supports, inclusive of the roof, of the Premises; provided, however, if the need of such repair is (a) caused by Tenant or anyone claiming by or through Tenant, or (b) due to the installation or removal of Tenant's property (regardless of fault), then, in any such case, Tenant agrees to reimburse Landlord for all costs and expenses incurred by Landlord with respect to such repair.

Tenant's Obligations:

      Except as stated in Section 6.01, Tenant, at its expense, shall (i) make all repairs and replacements and perform all maintenance work that is necessary in order to keep the Premises and equipment servicing the Premises, excluding, however, the sprinkler system, and including but not limited to all utilities and the heating, ventilating and air conditioning unit(s) (Landlord shall


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assign any warranty to any such HVAC unit(s) to Tenant), in good order and repair and in a safe and dry tenantable condition and in compliance with all regulations, codes and ordinances, (ii) install and maintain such fire protection devices as may be required by any governmental body or insurance underwriter for the Shopping Center, (iii) provide trash storage and removal services regardless of the location of any storage and removal facilities, except that if Landlord, in its sole discretion, shall provide trash services, then, in such event, Tenant shall be obligated to use and pay Landlord for the same as Additional Rent (Tenant's proportionate share of such trash storage and removal service costs shall be determined, at Landlord's option, either (aa) by multiplying such trash storage and removal service costs by a fraction, the numerator shall be the total square footage of the Premises, and the denominator shall be the average total gross leased and occupied square footage in the Shopping Center for the applicable billing period, provided said denominator shall, in no event, be less than eighty percent (80%) of the gross leasable square footage in the Shopping Center, or (bb) on the basis of a separate metering or monitoring of Tenant's use of such services or facilities), (iv) the heating and air conditioning will be serviced in accordance with the manufacturer's recommendations. Notwithstanding any contrary provision of this
Article VI, Tenant, at its expense, shall make any and all repairs to the Premises as may be necessitated by any break-in, forcible entry or other trespass into or upon the Premises, regardless of whether or not such entry and damage is caused by the negligence or fault of Tenant or occurs during or after business hours. If Tenant fails, refuses or neglects to properly maintain the Premises or to commence or complete any of the repairs or replacements required to be made by Tenant hereunder promptly and adequately after receipt of written notice, Landlord may, in addition to any other remedy Landlord may have, but shall not be required to, make or complete said maintenance, repairs or replacements and Tenant shall pay the cost and expense thereof, plus a charge of fifteen percent (15%) thereof, to Landlord upon demand as Additional Rent.

                                REAL ESTATE TAXES

Liability:

      Starting with the Term Commencement Date and continuing throughout the entire term of this Lease, Tenant shall pay Landlord, as Additional Rent, Tenant's proportionate share of Taxes, as hereinafter defined, for each tax year. The term "Taxes" means the total of all taxes and assessments, general and special, ordinary and extraordinary, real and/or personal, foreseen and unforeseen, including assessments for public improvements and betterments, assessed, levied or imposed with respect to the land and improvements included within the Shopping Center, any tax or surcharge of any kind or nature with respect to the parking areas or the number of parking spaces in the Shopping Center. For purposes of determining Taxes, the term Shopping Center shall be deemed to include any land upon which off-site parking facilities, berms, landscaping, lighting and/or off-site sewer and utility systems (including drainage and flood control and retention ponds) serving the Shopping Center are located, with all improvements situated thereon, provided however that once any such area, or portion thereof, is sold or leased by Landlord thereby removing such area from the common area of the shopping center, then such area, or portion thereof, would no longer be so included. The term "Taxes" also includes all costs reasonably incurred in any proceeding brought by Landlord to reduce said Taxes. If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of or in addition to the whole or any part of any Taxes levied, assessed or imposed on real estate and the improvements thereon or imposed upon any personality used in connection therewith or upon the collection of rents or other sums due hereunder, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings in the Shopping Center, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. Tenant's proportionate share of Taxes shall be calculated by multiplying Taxes by a fraction, the numerator shall be the total square footage of the Premises, and the denominator shall be the average total gross leased and occupied square footage of the Shopping Center for the applicable billing period. For the purpose of calculating Tenant's proportionate share of Taxes, the total number of square feet of constructed gross leased and occupied floor area in the Shopping Center shall never be less than eighty percent (80%) of the total number of square feet of constructed gross leasable floor area in the Shopping Center.

Method of Payment:

      Tenant shall pay its proportionate share of such Taxes by the following method: one-twelfth (1/12) of the Taxes estimated to be due by Landlord shall be paid each month with Minimum Rent until the end of the first tax year after the Term Commencement Date; thereafter, the monthly payments shall be based upon the tax bill for the previous tax year plus any reasonably anticipated increases. Any adjustments necessary for the amount paid for the previous tax year shall be debited or credited (as the case may be) in the next monthly installments until the liability has been extinguished. Notwithstanding the end of the term hereof, Tenant shall continue to be liable to Landlord for all Taxes incurred by Landlord for the term of this Lease, and Tenant shall promptly remit to Landlord any amount due to Landlord upon notice from Landlord to Tenant. Furthermore, in the event Landlord at any time determines that Tenant's proportionate share of Taxes exceeds the amount per square foot of the Premises then being charged Tenant, then Tenant, following a request from Landlord, shall commence to pay with the next monthly installment of rent due an amount sufficient to result in Tenant's paying its full proportionate share of Taxes.


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                                    INSURANCE

Landlord's Obligations:

      Landlord shall obtain and maintain during the term of this Lease, fire and extended coverage insurance, insuring against all reasonable perils and liabilities, for one hundred percent (100%) of the replacement value of the Shopping Center (excluding the foundation). Landlord may also obtain rent loss insurance. Such insurance shall be issued by an insurance company licensed to do business in the jurisdiction in which the Shopping Center is located.

      Landlord shall obtain and maintain during the term of this Lease, commercial general liability insurance covering the Common Areas, which policy is to be on an occurrence basis with minimum limits of not less than One Million Dollars ($1,000,000.00) per occurrence, and with limits of not less than Three Hundred Thousand Dollars ($300,000.00) with respect to property damage. Landlord may also obtain an umbrella insurance policy.

Tenant's Contribution Towards Landlord's Insurance:

      Starting with the Term Commencement Date and continuing throughout the entire term of this Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant's proportionate share of Landlord's insurance expenses ("Insurance Charges"). Tenant's proportionate share of Insurance Charges shall be paid in advance, in equal monthly installments. Tenant's proportionate share of Insurance Charges shall be calculated by multiplying Insurance Charges by a fraction, the numerator shall be the total square footage of the Premises, and the denominator shall be the total gross leased and occupied square footage in the Shopping Center for the applicable billing period. For the purpose of calculating Tenant's proportionate share of Insurance Charges, the total number of square feet of constructed gross leased and occupied floor area in the Shopping Center shall never be less than eighty percent (80%) of the total number of square feet of constructed gross leasable floor area in the Shopping Center. Notwithstanding the above, in the event Landlord at any time determines that Tenant's proportionate share of Insurance Charges exceeds the amount per square foot of the Premises as set forth in this Section 8.02, then Tenant, following a request from Landlord, shall commence to pay with the next monthly installment of rent due an amount sufficient to result in Tenant's paying its full proportionate share of Insurance Charges. At the end of each calendar year, there shall be an adjustment if the amount paid by Tenant is less than Tenant's proportionate share actually incurred in that year.

Tenant's Obligations:

      Tenant, at Tenant's sole cost and expense, shall obtain and maintain for the term of this Lease, insurance policies providing the following coverage: (i) Tenant's fixtures, equipment, furnishings, merchandise and other contents in the Premises, for the full replacement value of said items regardless of cause or peril, (ii) one (1) full year Minimum Rent and business income coverage, (iii) all perils included in the classification "all-risk property insurance coverage" under insurance industry practices in effect from time to time in the jurisdiction in which the Shopping Center is located, (iv) plate glass insurance, (v) commercial general liability insurance naming Landlord, any mortgagee and master lessor as additional insureds, which policy is to be in the minimum amount of One Million Dollars ($1,000,000.00) with respect to any one person, in the minimum amount of One Million Dollars ($1,000,000.00) with respect to any one accident, and in the minimum amount of Three Hundred Thousand Dollars ($300,000.00) with respect to property damage, (vi) product liability insurance for merchandise offered for sale or rental from the Premises, including (if this Lease covers Premises in which food and/or beverages are sold and/or consumed) liquor liability coverage (if applicable to Tenant's business) and coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the Premises, of not less than One Million Dollars ($1,000,000) per occurrence for personal injury and death and property damage; and (vii) workers' compensation coverage as required by law. The minimum limits hereinbefore set forth may, at Landlord's option, be increased from time to time. Tenant shall deliver to Landlord certificates of insurance (Accord 27), or certified copies of each such policy prior to occupancy of the Premises. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the commencement of Tenant's Work and before any such insurance policy shall expire, Tenant shall deliver to Landlord a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, together with evidence of payment of all applicable premiums.

      The policies described in this Section 8.03 shall: (i) be acceptable to Landlord in form and content, (ii) contain an express waiver of any right of subrogation by the insurance company against Landlord, Landlord's agents and employees, and mortgagees and ground lessors, (iii) contain a provision that it shall not be canceled and that it shall continue in full force and effect, unless Landlord has received at least thirty (30) days prior written notice of such cancellation or termination, and (iv) not be materially changed without at least thirty (30) days prior written notice to Landlord.


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      Tenant shall not permit to be done any act which will invalidate or be in conflict with Landlord's insurance policies covering the Shopping Center or any other insurance referred to in this Lease. Tenant will promptly comply with all rules and regulations relating to such policies. If the acts of Tenant or its employees or agents shall increase the rate of insurance referred to in this Lease, then such increases shall be paid by Tenant as Additional Rent.

Covenants to Hold Harmless:

      Landlord and Tenant each hereby release and waive all rights of subrogation against the other, its officers, directors, employees and agents from any and all liability for responsibility for any loss or damage to property covered by valid and collectible fire insurance with standard and extended coverage endorsement, or required to be carried hereunder, even if such fire or other casualties shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Tenant agrees to pay the increased insurance cost, if any, resulting from such release.

      Tenant hereby indemnifies and agrees to save harmless Landlord, Landlord's officers, directors, employees, and agents, and any mortgagee and master lessor of the Shopping Center (collectively, "the Protected Parties"), from and against all claims, losses, liabilities, damages, and expenses (including but not limited to attorneys' fees) that arise within the Premises or that arise from or in connection with (i) the possession, use, occupation, management, repairs, maintenance or control of the Premises, or any portion thereof, and any sidewalks adjoining same, (ii) any act or omission of Tenant, its employees, agents, contractors, licensees, or invitees, or (iii) any violation, breach, or default of this Lease by Tenant. Tenant shall, at its own cost and expense, defend any and all actions which may be brought against any of the Protected Parties with respect to the foregoing. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be recovered any of the Protected Parties in connection with the foregoing. This Section 8.04(b) shall be inapplicable to events caused by the gross negligence or willful misconduct of Landlord, or Landlord's agents, employees or contractors.

      Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto and all other portions of the Shopping Center complex solely at their own risk and Tenant and those claiming by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption arising directly or indirectly out of or from or on account of such occupancy and use resulting from any present or future condition or state of repair thereof, except that the Landlord shall not be released from own negligent acts or intentional wrongful acts.

      Landlord shall not be responsible or liable at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other tenants or occupants of any portion of the Shopping Center.

      Landlord shall not be responsible or liable at any time for any defects, latent or otherwise, in any buildings or improvements in the Shopping Center or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable at any time for loss of life, injury or damage to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of water, steam, gas, sewage, snow or ice in any part of the Premises or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of any buildings or improvements in the Shopping Center, including the Premises, or any of the equipment, fixtures, machinery, appliances or apparatus therein.

Liability of Landlord to Tenant:

      Except with respect to any damages resulting from the gross negligence or willful misconduct of Landlord, its agents or employees, Landlord shall not be liable to Tenant, its agents, employees or customers, for any damage, loss, compensation, accident or claims whatsoever.

                             DESTRUCTION OF PREMISES

Continuance of Lease:

      In the event the Premises shall be partially or totally destroyed by fire or other casualty insured under the provisions of Section 8.01 above, so as to become partially or totally untenantable, then the damage to the Premises shall be promptly repaired, unless Landlord shall elect not to rebuild or repair as hereinafter set forth. Except in the case of termination Minimum Rent shall be abated in proportion to the amount of the Premises rendered untenantable until so repaired. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings or equipment. If more than twenty-five percent (25%) of the


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Premises or of the floor area of the Shopping Center shall be damaged or destroyed by fire or other casualty, then Landlord may elect that the Shopping Center and/or the Premises, as the case may be, be repaired or rebuilt or, at its sole discretion, terminate this Lease by giving written notice to Tenant of its election to so terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction. If Landlord is required or elects to repair or rebuild the Premises as herein provided, Tenant shall repair or replace its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that immediately prior to its damage or destruction. In the event of such casualty and rebuild or repair of the same can not with reasonable diligence be completed within two hundred seventy (270) days after the date of said casualty, then Landlord or Tenant may terminate this Lease upon written notice to the other party, which notice must be given, if at all, within thirty (30) days of the date of such casualty.

Reconstruction; Rent Abatement:

      If all or any portion of the Premises is damaged by fire or other casualty and this Lease is not terminated in accordance with the above provision, then all insurance proceeds however recovered shall be made available for payment of the cost of repair, replacing and rebuilding. Landlord shall use the proceeds from the insurance as set forth herein to repair or rebuild the Premises to its condition as on the Delivery Date, and Tenant shall, using the proceeds from the insurance provided for in Section 8.03, repair, restore, replace or rebuild that portion of the Premises constituting Tenant's Work as defined herein together with any additional improvements installed by Tenant, such that the Premises shall be restored to its condition as of immediately prior to the occurrence of such casualty. All of the aforesaid Tenant's insurance proceeds shall be deposited in escrow and shall be disbursed as work on repair, replacement or restoration progresses upon the certification of Landlord's architect that the balance in the escrow fund is sufficient to pay the estimated costs of completing the repair and restoration. If Tenant's insurance proceeds shall be less than Tenant's obligation hereunder, Tenant shall pay the entire excess cost. Minimum Rent, which is payable hereunder during the existence of such damage and until such repair or rebuilding is substantially completed by Landlord, shall be equitably abated. Equitable abatement shall terminate upon the earlier of the date upon which Tenant commences to use substantially all of the Premises for business with the public or the date upon which Landlord substantially completes its repair or rebuilding work and the expiration of a period equal in duration to the Fixturing Period.

                                  CONDEMNATION

Eminent Domain:

      If twenty-five percent (25%) or more of the Premises shall be taken or condemned by any competent government authority, then either party may elect to terminate this Lease by giving notice to the other party not more than sixty
(60) days after the date of which such title shall vest in the authority. If the parking facilities are reduced below the minimum parking requirements imposed by the applicable authorities, Landlord or Tenant may elect to terminate this Lease by giving notice within one hundred twenty (120) days after such taking, however, in the event of such termination by Tenant then Landlord shall be afforded a reasonable opportunity to meet code requirements. In the case of any taking or condemnation, whether or not the term of this Lease shall cease and terminate, the entire award shall be the property of Landlord; provided, however, Tenant shall be entitled to any award as may be allowed for fixtures and other equipment which under the terms of this Lease would not have become the property of Landlord; further provided, that any such award to Tenant shall not be in diminution of any award to Landlord.

                   ASSIGNING, SUBLETTING AND ENCUMBERING LEASE

Assigning, Subletting and Encumbering Lease:

      Except for the sale or merger of Tenant with another bank or financial institution, Tenant shall not without Landlord's prior written consent, which Landlord may withhold in its sole discretion, (i) assign or otherwise transfer, or mortgage or otherwise encumber, this Lease or any of its rights hereunder,
(ii) sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than Tenant or its agents, or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Any attempted or purported transfer, assignment, mortgaging or encumbering of this Lease or any of Tenant's interest hereunder and any attempted or purported subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee or occupant.

      In the event Tenant desires to assign or transfer this Lease, or sublet (or permit occupancy or use of) the Premises, or any part thereof, Tenant shall give Landlord sixty (60) days prior written notice of Tenant's intention to so assign or transfer or sublet all or any part of the Premises. For sixty (60) days following receipt of said notice, Landlord shall have the right, exercisable by sending written notice to Tenant, to (i) refuse to permit such assignment, sublet or transfer, (ii) terminate this Lease, or (iii) sublet from Tenant for the balance of the term of this Lease, (aa) all of the Premises in the event Tenant notified Landlord of its intention to assign or transfer this Lease, or (bb) only so much of the Premises as Tenant intends to sublet in the event Tenant notified Landlord of its intention to sublet the Premises or a portion thereof, at the same rent per square foot Tenant is obligated to pay to Landlord


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hereunder. Tenant may assign or transfer this Lease, or sublet such space if
Tenant has obtained the prior written consent of Landlord. In the event Tenant is in Default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. The consent by Landlord to any assignment, transfer or subletting to any party shall not be construed as a waiver or release of Tenant under the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment, transfer or subletting be construed to relieve Tenant from giving Landlord said sixty (60) days notice or from obtaining the consent in writing of Landlord to any further assignment, transfer or subletting.

      In the event Landlord does not exercise its right to have all or a portion of the Premises, as the case may be, subleased or assigned to it but gives Tenant its written consent to assign, transfer or sublet all or a portion of the Premises to a third party, any monthly rent or other payment accruing to Tenant as the result of any such assignment, transfer, or sublease, including any lump sum or periodic payment in any manner relating to such assignment, transfer or sublease, which is in excess of the rent then payable by Tenant under this Lease shall be paid by Tenant to Landlord monthly as Additional Rent. Landlord may require a certificate from Tenant specifying the full amount of any such payment of whatsoever nature.

      Any costs and expenses, including attorneys' fees (which shall include the cost of any time expended by Landlord's in-house counsel) incurred by Landlord in connection with any proposed or purported assignment, transfer or sublease shall be borne by Tenant and shall be payable to Landlord as Additional Rent.

                           SUBORDINATION AND FINANCING

Subordination:

      This Lease and Tenant's tenancy hereunder shall be subject and subordinate at all times to the lien of any mortgage or deed of trust now or hereafter placed upon the interest of Landlord and the Premises. Tenant also agrees that any mortgagee or trustee may elect to have this Lease a prior lien to its mortgage or deed of trust, and in the event of such election, and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees to execute and deliver such instruments as may be desired by Landlord or by any mortgagee or trustee subordinating this Lease to the lien of any present or future mortgage or deed of trust, or as may be otherwise required to carry out the intent of this Section. In the event that Tenant is requested to execute any such instrument subordinating this Lease to the lien of any future mortgage or future deed of trust, then such instrument shall contain a provision stating that Tenant's rights under this Lease and its use, possession, and enjoyment of the Premises pursuant to this Lease shall not be diminished or disturbed provided Tenant is not in default of this Lease.

Attornment:

      If, and so long as this Lease is in full force and effect, then at the option of the mortgagee: (a) this Lease shall remain in full force, notwithstanding (i) a default under the mortgage by Landlord, (ii) failure of Landlord to comply with this Lease, (iii) a defense to which Tenant might be entitled against Landlord under this Lease, or (iv) any bankruptcy or similar proceedings with respect to Landlord, (b) if any such mortgagee shall become possessed of the Premises, Tenant shall be obligated to such mortgagee to pay to it the rentals and other charges due hereunder and to thereafter comply with all the terms of this Lease, and (c) if any mortgagee or purchaser, at a private or public sale shall become possessed of the Premises, Tenant shall, without charge, attorn to such mortgagee or purchaser as its landlord under this Lease. Tenant agrees that in the event Landlord is in default under this Lease, any mortgagee or trustee under a deed of trust of Landlord's interest in the Premises shall be permitted (but not required) to enter the Premises for the purpose of correcting or remedying such default, and Tenant agrees to accept performance by such mortgagee or trustee in lieu of performance by Landlord. Tenant further agrees that, from and after written notice from Landlord of the name and address of any mortgagee or trustee, Tenant will deliver notice to any such mortgagee or trustee of a default by Landlord under the Lease. Notwithstanding any provision of this Lease, Tenant agrees that no termination of the Lease or abatement or reduction or rent or any other amounts under this Lease shall be effective unless and until such mortgagee or trustee has received notice and fails within thirty (30) days of the date on which Landlord's cure period expires to cure the default of Landlord in question, or if the default cannot be cured within said thirty (30) days, fails to commence and diligently prosecute the cure of such default.

Financing:

      In the event the construction lender, land lessor or the permanent lender for the Shopping Center requires, as a condition to financing modifications to this Lease, provided such modifications are reasonable, do not adversely affect Tenant, do not materially alter the approved working plans and do not increase the rent and other sums to be paid hereunder, Landlord shall submit to Tenant a written amendment with such required modifications and if Tenant fails to execute and return within twenty (20) days thereafter the amendments that have been submitted, then Landlord shall have the right to terminate this Lease upon written notice to Tenant.


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Estoppel:

      From time to time and upon fifteen (15) days notice, Tenant agrees to execute and deliver a written acceptance/estoppel certificate confirming that Tenant has accepted the Premises and such other facts relative to this Lease as Landlord or any mortgagee of the Shopping Center may request to be confirmed. If Tenant fails to execute such certificate, Tenant hereby appoints Landlord as its attorney-in-fact, irrevocably, to execute and deliver such certificate for Tenant, or Landlord may elect to terminate this Lease.

                                    DEFAULTS

Events of Default:

      If any or more of the following events occur, said event or events shall hereby be classified as a "Default":

      If Tenant fails to pay Minimum Rent, Percentage Rent, Additional Rent or any other charges required to be paid by Tenant when same shall become due and payable, and such failure continues for five (5) days, however, notwithstanding the foregoing, Tenant shall not be in default unless Tenant shall have received one (1) prior notice of late payment in that Lease Year, after which no such notice shall be required for the remainder of that Lease Year;

      If Tenant shall fail to perform or observe any terms and conditions of this Lease, and such failure shall continue for ten (10) days after written notice from Landlord (except that such ten (10) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such Default, if such Default cannot be cured within such period, provided Tenant commences the process of curing the same within said ten
(10) day period and diligently pursues such cure to completion);

      If Tenant refuses to take possession of the Premises at the Delivery Date, or fails to open its doors for business on the Term Commencement Date as required herein, vacates the Premises and permits the same to remain unoccupied and unattended or substantially ceases to carry on its normal activities in the Premises;

      If Tenant fails to conduct its business for the use and under the tradename as set forth in Section 4.01, or fails to continuously operate as set forth in Section 4.02;

      Deleted

      If Tenant, or any guarantor of Tenant's obligations hereunder, shall make an assignment for the benefit of creditors or file a petition, in any state court, in bankruptcy, reorganization, composition, or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property;

      If any petition shall be filed under state law against Tenant or any guarantor of Tenant's obligations hereunder in any bankruptcy, reorganization or insolvency proceedings, and said proceedings shall not be dismissed or vacated within thirty (30) days after such petition is filed;

      If a receiver or trustee shall be appointed under state law for Tenant or any guarantor of Tenant's obligations hereunder, for all or any portion of the property of either of them, and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment;

      If any execution, levy, attachment or other legal process of law shall occur upon Tenant's goods, fixtures, or interest in the Premises; or,

      If Tenant shall be given two (2) notices of Default within one (1) Lease Year under Section 13.01(a), (b), (c), or (d) notwithstanding any subsequent cure of the Default identified in such notices.

Landlord's Remedies:

      Should a Default occur, Landlord may pursue any or all of the following:

      Landlord may terminate this Lease by giving five (5) days written notice of such termination to Tenant, whereupon this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Any other notice to quit or notice of Landlord's intention to reenter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however,


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to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, plus all other losses or damages to such default, as set forth in Section 13.02.

      Upon termination of this Lease pursuant to Section 13.02, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the jurisdiction in which the Shopping Center is located, or by such other proceedings, including reentry and possession, as may be applicable.

      Should this Lease be terminated before the expiration of the term of this Lease by reason of Default, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the term of this Lease without having paid the full rental for the remainder of such term, then at the time of such termination or abandonment Tenant shall be liable for all damages sustained by Landlord, including, without limitation, all rent through the remainder of the term of this Lease, including Minimum Rent, Additional Rent, and Percentage Rent (equal to the greater of (i) an annual rate of the average annual Percentage Rent owed by Tenant from the Term Commencement Date through the date of Default, and (ii) the amount calculated pursuant to Section 4.02(b) of this Lease), and reasonable attorneys' fees. Furthermore, Landlord shall have the option to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances, and Tenant shall be liable for all damages sustained by Landlord in reletting or attempting to relet the Premises, including, without limitation, brokerage fees and expenses of placing the Premises in first class rentable condition. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. In determining Landlord's damages, (aa) all sums which are past due at the time of the award shall include an interest charge, as set forth in Section 2.07 of this Lease, from the due date as set forth herein until the time of the award, (bb) while all sums which would not have accrued at the time of the award but for Tenant's Default or abandonment or vacating of the Premises shall be discounted at the rate of five percent (5%) per annum, after first being reduced by the fair market rental value of the Premises, which sum shall also be discounted at the rate of five percent (5%) per annum. The word "award" means a judgment issued or rendered in a proceeding or action to recover damages from Tenant, or at the time of Tenant's voluntary payment of the same.

      If Tenant shall fail to pay any monthly installment of rent pursuant to the terms of this Lease, or any Additional Rent due under this Lease, when each such payment is due, for two (2) consecutive months, or three (3) times in any period of six (6) consecutive months, then Landlord may, by giving written notice to Tenant, exercise any of the following options as a condition of Tenant's curing such Default: (i) declare the rent reserved under this Lease for the next six (6) months (or at Landlord's option for a lesser period) to be due and payable within ten (10) days of such notice; or (ii) require an additional security deposit to be paid to Landlord within ten (10) days of such notice, in an amount not to exceed six (6) months rent. Landlord may invoke any of the options provided for herein at any time during which Default remains uncured.

      If Tenant shall be in Default, Landlord shall have the option, upon ten
(10) days written notice to Tenant, to cure said Default for the account of and at the expense of Tenant. No such notice shall be required for emergency repairs.

      Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive reletting, or at Landlord's option in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease.

      Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or other use.

      Notwithstanding the foregoing, Landlord shall use reasonable efforts to mitigate any damages it incurs hereunder as a result of Tenant's default under the terms of this Lease, however, in the event that such mitigation of damages involves attempting to relet the Premises and there are other vacancies in the Shopping Center, then Landlord may give preference to reletting those other vacant spaces.


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Additional Remedies and Waivers:

      The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a Default and no waiver of Default shall be effective unless it is in writing, signed by Landlord.

Default by Landlord:

      Landlord shall in no event be charged with a default hereunder unless Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. Landlord shall be in default if Landlord has not commenced to cure within thirty days after such written notice is received from Tenant.

                            BANKRUPTCY OR INSOLVENCY

Tenant's Interest Not Transferable:

      Neither Tenant's interest in this Lease, nor any interest therein of Tenant nor any estate hereby created in Tenant, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law.

Landlord's Option to Terminate:

      In the event the estate created in Tenant hereby shall be taken, in execution or by other process of law, or if Tenant or Tenant's Guarantor or their respective executors, administrators or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Tenant or Tenant's Guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant or Tenant's Guarantor, if any, to pay its debts, or if any assignment shall be made of the property of Tenant or Tenant's Guarantor, if any, for the benefit of creditors, then and in any such events, Landlord may at its option terminate this Lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of Landlord to so terminate, in which event this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the Term, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided.

Tenant's Obligation to Avoid Creditors' Proceedings:

      Tenant or Tenant's Guarantor, if any, shall not cause or give cause for the institution of legal proceedings seeking to have Tenant or Tenant's Guarantor, if any, adjudicated bankrupt, reorganized or rearranged under the bankruptcy laws of the United States, and shall not cause or give cause for the appointment of a trustee or receiver for the assets of Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under the bankruptcy law, or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or its assets, shall be conclusive evidence that Tenant caused, or gave cause therefore, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section 14.03 shall be deemed a material breach of Tenant's obligation hereunder, and upon such breach by Tenant, Landlord may, at its option and in addition to any other remedy available to Landlord, terminate this Lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of Landlord to so terminate.

Application of Bankruptcy Proceeds:

      Notwithstanding anything to the contrary contained in this Article XIV, in the event, for any reason whatsoever, the interest of Tenant in this Lease is subject to assignment or sale by the Bankruptcy Court, then, and in that event, all proceeds of such sale or assignment shall be paid to Landlord and not to Tenant nor to the bankruptcy estate.

Bankruptcy:

      Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC 101 et. seq.), as the same may be amended from time to time.


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      Rights and Obligations Under the Bankruptcy Code. (1) It is understood and agreed that this Lease is a lease of real property in a shopping center as such lease is described in Section 365 of the Bankruptcy Code, as the same may be amended from time to time. (2) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Premises, an amount equal to all Minimum Rent, Additional Rent and other charges otherwise due pursuant to this Lease, and to pay Percentage Rent monthly, at the percentage factor set forth in this Lease for the Lease Year in which such month falls, on all of the Gross Sales during such month in excess of one-twelfth (1/12th) of the Break Point for such Lease Year; payment of all such Percentage Rent to be made by the tenth (10th) day of the succeeding month. (3) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: (i) the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to not less than three
(3) months' Minimum Rent and Additional Rent to be held by Landlord as a security deposit, which sum shall be determined by Landlord, in its sole discretion, to be a necessary deposit to secure the future performance under the Lease of Tenant or its assignee; (iii) the use of the Premises as set forth in
Section 4.01 of this Lease and the quality, quantity and/or lines of merchandise, goods or services required to be offered for the sale are unchanged; and (iv) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

                                 RIGHT OF ACCESS

Right of Access:

      Landlord may, upon prior notice to Tenant, enter upon the Premises for the purpose of inspecting, making repairs, replacements or alterations, and showing the Premises to prospective purchasers, lenders or lessees. During the last twelve (12) months of the term, Landlord shall have the right to display one (1) or more "For Rent" signs on or about the Premises.

                                     DELAYS

Delays:

      If Landlord or Tenant is delayed from performing any of their respective obligations during the term of this Lease because of acts of God or other cause beyond their control, then the period of such delays shall be deemed added to the time herein provided for the performance of any such obligation and the defaulting party shall not be liable for losses or damages caused by such delays; provided, however, that this Article shall not apply to the payment of any sums of money required to be paid by Tenant hereunder or any obligation of Landlord or Tenant that can be satisfied by the payment of money. Subject to the foregoing, time is of the essence with respect to all obligations to be performed by Tenant pursuant to the terms of this Lease.

                                   END OF TERM

Return of Premises:

      Upon the expiration or termination of this Lease, Tenant shall quit and surrender the Premises to Landlord, in good order, broom clean, normal wear and tear and acts of God excepted. Subject to the other terms of this Lease, Tenant shall, at its expense, remove all property of Tenant, all alterations to the Premises not wanted by Landlord and repair damage caused by such removal and return the Premises to the condition in which they were prior to the installation of the article so removed.

Holding Over:

      If Tenant shall hold possession of the Premises after the expiration or termination of this Lease, at Landlord's option (i) Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month at double the Minimum Rent in effect during the last Lease Year immediately preceding such holdover, plus one-sixth (1/6th) of the average annual Percentage Rent payable hereunder for the three (3) Lease Years immediately preceding, or the entire portion of the Lease Term, if less than three (3) Lease Years, and otherwise subject to all of the terms and conditions of this Lease, or (ii) Landlord may exercise any other remedies it has under this Lease or at law or in equity including an action for wrongfully holding over.

                           COVENANT OF QUIET ENJOYMENT

Covenant of Quiet Enjoyment:

      Landlord covenants that if and so long as Tenant pays in full all the rent and all other charges provided for herein and performs all of its obligations provided for herein, Tenant shall at all times during the term hereof peaceably have, hold and enjoy


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the Premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof, and any mortgages to which this Lease is subordinate.

                                  MISCELLANEOUS

Interpretation:

      This Lease contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, or warranties or representations, oral or written, between them other than as herein set forth.

Notice:

      No notice or other communications given under this Lease shall be effective unless the same is in writing and is delivered in person or mailed by registered or certified mail, return receipt requested, first class, postage prepaid, or delivered via over-night courier, addressed: (1) if to Landlord, at the address set forth on page 1 of this Lease, or to such other address as Landlord shall designate by giving notice thereof to Tenant, or (2) if to Tenant, at the address set forth on page 1 of this Lease, or such other address as Tenant shall designate by giving notice thereof to Landlord. Any such notice, statement, certificate, request or demand shall, in the case of registered or certified mailing, be deemed to have been given on the date mailed as aforesaid in any post office or branch post office regularly maintained by the United States Government, and in the case of delivery by nationally recognized overnight courier service, shall be deemed to have been given upon the date of delivery to an authorized agent of such courier service, except in each case for notice of change of address or renovation of a prior notice, which shall only be effective upon receipt.

Applicable Laws:

      It is the intent of the parties hereto that all questions and/or disputes with respect to the construction of this Lease and the rights and the liabilities of the parties hereto shall be determined in accordance with the laws of the State of Indiana. Any and all such disputes shall be filed either in the courts of Floyd County, Indiana or the court of competent jurisdiction in the jurisdiction in which the Shopping Center is located. Said choice to be made in the sole discretion of the party filing suit.

Successors:

      This Lease shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

Deleted

Brokers:

      Tenant warrants and represents that there was no broker or agent instrumental in consummating this Lease. Tenant agrees to indemnify and hold Landlord harmless against any claims for brokerage or other commission arising by reason of a breach by Tenant of this representation and warranty. Landlord shall be responsible for the payment of a broker's fee to Broker, which payment shall be pursuant to the terms and conditions of a separate written agreement between Landlord and Broker.

Landlord Assignment:

      Landlord hereunder shall have the right to freely assign this Lease without notice to or consent of Tenant. In the event of any transfer or transfers of Landlord's interest in the Premises, including a so-called sale-leaseback, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, including, but not limited to, any obligation to Tenant with respect to the security deposit referred to in Section 2.06 of this Lease upon assignment of the same to the transferee, provided that the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee. Upon the termination of any Lease in a sale-leaseback transaction prior to termination of this Lease, the former lessee thereunder shall become and remain liable as Landlord hereunder until a further transfer. No holder of a mortgage or deed of trust to which this Lease is, or may be subordinate, shall be responsible in connection with the security deposited hereunder, unless such mortgagee or holder of such deed of trust of lessor shall have actually received the security deposited hereunder.

Relationship of the Parties:

      The terms of this Lease shall not be interpreted to mean that Landlord and Tenant are partners or joint ventures.


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

Waiver of Right of Redemption:

      Tenant hereby expressly waives for itself and all persons claiming by or through it, any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause.

Waiver of Jury Trial:

      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.

Invalidity of Particular Provisions:

      If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Strict Performance:

      No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Tenant, and no failure by Landlord to exercise any right or remedy consequent upon a breach of any such term, covenant, agreement, provision, condition or limitation of this Lease, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition or limitation.

Tenants' Association:

      In the event that Landlord establishes a tenants' association, media fund, or advertising or promotion fund (the "Fund") for the benefit of the Shopping Center and tenants thereof, Tenant shall pay to Landlord, as Additional Rent, Tenant's proportionate share of any fees or dues required by the Fund. Tenant's proportionate share of such fees or dues shall be calculated by multiplying all such fees or dues by a fraction, the numerator shall be the average total square footage of the Premises, and the denominator shall be the total gross leased and occupied square footage in the Shopping Center for the applicable billing period. Said denominator shall, in no event, be less than eighty percent (80%) of the gross leasable square footage in the Shopping Center. Such payment shall be paid in advance in equal monthly installments on the first day of each calendar month without deduction or offset.

Financial Disclosures:

      Tenant and any Guarantor agree promptly to disclose to Landlord any material adverse change in the financial condition of Tenant or of the Guarantor occurring from and after the date hereof. Upon Landlord's written request, Tenant shall promptly furnish to Landlord, from time to time, financial statements reflecting Tenant's current financial condition, which financial statements shall be certified as being true and correct by the chief financial officer and by the chief executive officer of Tenant, and shall upon Landlord's written request promptly furnish Landlord, from time to time, financial statements reflecting the current financial condition of each Guarantor of this Lease, which financial statements shall be certified as being true and correct by the chief financial officer and by the chief executive officer of each such Guarantor. Landlord shall use reasonable efforts to keep all financial information divulged pursuant to this Section 19.14 confidential, however, the aforesaid confidentiality requirement shall not apply to any information that becomes generally available to the public, any information received by Landlord from third parties without breach of any confidentiality agreement with respect to any such information, any disclosure by Landlord to a bank or a potential purchaser of the Shopping Center, or pursuant to any court order or any litigation.

Execution in Counterparts:

      This Lease may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.

Execution of Lease by Landlord:

      The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or an option for, the Premises, and this document shall be effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.


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

Security Agreement:

      Tenant hereby grants to Landlord a security interest in all inventory, equipment, fixtures, trade fixtures, improvements, and merchandise now or hereafter located in the Premises, and all proceeds and accounts receivable therefrom (the "Collateral"), to secure the payment and performance of Tenant's obligations set forth in this Lease. Tenant hereby appoints Landlord its true and lawful attorney-in-fact in its name or otherwise to execute and file any financing statement(s) on behalf of Tenant and to do any and all acts and to execute and file any and all documents which may be necessary to realize, perfect, continue, preserve and protect the security interest upon the Collateral. Upon the occurrence of any Default, Landlord shall be entitled to exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. Reasonable attorneys' fees of Landlord in enforcing any right or exercising any remedy pursuant to this Section 19.17 shall be deemed a part of the obligation secured hereby. Notwithstanding anything to the contrary contained herein, Tenant may encumber or grant a security interest or other interest in any signs, inventory, personal property, trade fixtures, and equipment (excluding permanent leasehold improvements) which Tenant may install in the Premises to a bona fide mortgagee, lender or secured creditor, to whose rights Landlord's interest shall be subordinate.

Effect of Captions:

      The captions or legends in this Lease are inserted for convenient reference or identification of the particular paragraphs. They are in no way intended to describe, interpret, define or limit the scope, extent or interest of this Lease, or any paragraph or provision thereof.

Recording:

      This Lease shall not be recorded. Upon Tenant's request, Landlord shall execute and deliver a recordable memorandum of lease setting forth the term hereof, the names and addresses of the parties and such other information as may be mutually agreeable to Landlord and Tenant.

Confidentiality:

      Tenant covenants to not disclose any part of this Lease to anyone other than its attorneys, accountants, employees, or lenders who need to know of its content in order to perform their duties for Tenant. Any other disclosure will be a Default.

      Landlord and Tenant shall be obligated to act in good faith in the performance and enforcement of their rights and obligations hereunder, and shall have an obligation to deal fairly and reasonably with each other, having due regard for all relevant facts and circumstances.


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

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease Agreement to be executed effective the day and year first above written.

Signed And Acknowledged
In The Presence Of:

                                            LANDLORD:

                                            JWL PROPERTIES LLC,

                                            a Kentucky Limited Liability Company

                                            By:
____________________________________           _________________________________
Witness Signature

____________________________________
Printed Name                                   Printed Name / Title

                                            DATE: ___________

Signed and Acknowledged
In The Presence Of:

                                            TENANT: COMMUNITY BANK SHARES
                                                     OF INDIANA INC

____________________________________        By:_________________________________
Witness Signature

____________________________________
Printed Name                                   Printed Name / Title

DATE: ______________


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

                                GUARANTY OF LEASE

      In consideration of and as a material inducement to JWL PROPERTIES, LLC ("Landlord") executing and delivering simultaneously herewith, in reliance upon this Guaranty that certain Lease Agreement ("Lease") dated _________ ______, 2003, between Landlord and __________________ ("Tenant"), the undersigned (hereinafter called "Guarantor") hereby unconditionally and absolutely guarantees unto Landlord, it successors and assigns, the full, prompt and complete payment by Tenant of any Minimum Rent, Additional Rent and any additional payments, as these terms may be provided for and used in the Lease and the prompt, faithful and complete performance and observance by Tenant of all of the terms, covenants and conditions of the Lease on Tenant's part to be performed or observed.

      Guarantor does hereby waive notice of any and all defaults on the part of Tenant, waives acceptance and notice of acceptance of this Guaranty, and waives all demands for payment or performance. Guarantor agrees that no delay on the part of Landlord in enforcing any of its rights or remedies or insisting thereupon, nor any extension of time nor any charges or modifications in or to, or in connection with the Lease, shall in any way limit, affect or impair the liability of Guarantor hereunder; and Guarantor hereby expressly consents to and approves thereof with the same force and effect as though its written consent had been given to each of such delays, extensions, changes and modifications.

      This Guaranty is independent of and in addition to any security or other remedies which Landlord has or may have for the performance of any of the obligations on the part of Tenant. Guarantor agrees that Landlord shall not be required to resort to any other security or other remedies before proceeding upon this Guaranty, but that Landlord may proceed hereunder against Guarantor at any time it sees fit, independently of or concurrently with any other remedies it may have.

      The undersigned agree that in the event of insolvency, bankruptcy, or reorganization of Tenant, any liquidation, dissolution, winding-up or cancellation of the legal status of Tenant, any composition or arrangement by Tenant with its creditors, and irrespective of any rejection, assignment or termination of the Lease or any of the terms and conditions thereof by Tenant or any trustee of Tenant in connection with any petition for bankruptcy or reorganization filed by Tenant under the Bankruptcy Code or any other applicable federal or state law, the undersigned shall, nonetheless, remain liable hereunder for the full and complete performance of the terms and conditions of the Lease to be complied with or performed by Tenant during the entire Lease Term designated in the Lease.

      No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature which the Guarantor has or may have against Landlord shall limit or in any way affect the obligations of the Guarantor hereunder.

      It is understood that the liability hereunder of Guarantor shall continue for and during the entire term of the Lease and any renewals or extensions thereof, notwithstanding any assignment of the Lease or subletting of all or any portion of the premises demised under the Lease. This Guaranty shall not be limited to any amount or time and shall at all times include the full indebtedness and all other liability and obligation of Tenant, or any assignee or subtenant of Tenant, to Landlord under the Lease.

      If the Guarantor is a corporation and is merged into or with any other company, firm or corporation, the resulting merged company, firm or corporation shall become liable as the Guarantor hereunder, to the same extent as the Guarantor.

      If the Guarantor is a corporation or a partnership (general or limited), firm or other entity the officers or partners executing this Guaranty on behalf of Guarantor hereby jointly and severally warrant and represent that the Guarantor has full power and authority to guarantee the Lease and to make and execute this Guaranty and that this Guaranty is fully and legally binding upon Guarantor.

      If this Guaranty is executed by two (2) or more corporation, individuals, firms, partnerships (general or limited) or other entities (or any combination thereof) the liability of said parties executing this Guaranty shall be joint and several.

      Guarantor hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord against Guarantor on or in respect of any matter whatsoever arising out of or in any way connected with the Lease or this Guaranty, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.

      It is the intent of the Guarantor that all questions and/or disputes with respect to this Guaranty or the Lease and the rights and the liabilities of the parties thereto shall be determined in accordance with the laws of the State of Indiana. Any and all such disputes shall be filed either in the courts of Floyd County, Indiana or the court of competent jurisdiction in the jurisdiction in which the Shopping Center is located. Said choice to be made in the sole discretion of the party filing suit.

      This Guaranty shall be binding upon the undersigned, the undersigned's successors and assigns, and shall inure to the benefit of Landlord, its successors and assigns and to the benefit of any successor to the interest of Landlord under the Lease.

Signed And Acknowledged
In The Presence Of:


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

GUARANTOR:

____________________________________
Witness Signature

____________________________________
Printed Name

                   Acknowledgment of Guarantor, if Corporation

STATE OF ____________________________________________)
                                                     )ss:
COUNTY OF ___________________________________________)

      On this ____ day of ____________, 200__, before me personally came ____________________________, to me personally known, who, being by me duly sworn, did depose and say that he resides in ________________________________________________, and who acknowledged that he executed the Guaranty of Lease as Guarantor.

                                            ____________________________________
                                            (Notary Public)

                   Acknowledgment of Guarantor, if Individual

STATE OF ____________________________________________)
                                                     )ss:
COUNTY OF ___________________________________________)

      On this ____ day of ____________, 200__, before me personally came ____________________________, to me personally known, who, being by me duly sworn, did depose and say that he resides in _________________________________________________, and who acknowledged that he executed the Guaranty of Lease as Guarantor.

                                            ____________________________________
                                            (Notary Public)

                   Acknowledgment of Guarantor, if Partnership

STATE OF ____________________________________________)
                                                     )ss:
COUNTY OF ___________________________________________)

      On this ____ day of ____________, 200__, before me personally came ____________________________, to me personally known, who, being by me duly sworn, did depose and say that he resides in ________________________________________________, and who acknowledged that he executed the Guaranty of Lease as Guarantor.

                                            ____________________________________
                                            (Notary Public)


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